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                            SUPPLEMENTAL INDENTURE


      SUPPLEMENTAL INDENTURE (this "Supplemental Indenture") dated as of December 1, 1999, among FOREST OIL CORPORATION, a New York corporation (the "Company"), CANADIAN FOREST OIL LTD., an Alberta corporation (the "Issuer"), PRODUCERS MARKETING LTD., an Alberta corporation and an indirect subsidiary of the Company (the "New Subsidiary Guarantor"), and STATE STREET BANK AND TRUST COMPANY, as trustee under the indenture referred to below (the "Trustee").

                             W I T N E S S E T H:

      WHEREAS the Issuer and the Company have heretofore executed and delivered to the Trustee an Indenture (the "Indenture") dated as of September 29, 1997, providing for the issuance of an aggregate principal amount of up to $200,000,000 of 8 3/4% Senior Subordinated Notes due 2007 (the "Securities");

      WHEREAS Section 4.13 of the Indenture provides that under certain circumstances the Company is required to cause the New Subsidiary Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Subsidiary Guarantor shall unconditionally guarantee all the Issuer's obligations under the Securities pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein; and

      WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the Issuer, the Company and the New Subsidiary Guarantor are authorized to execute and deliver this Supplemental Indenture;

      NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Subsidiary Guarantor, the Issuer, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

      1. AGREEMENT TO GUARANTEE. The New Subsidiary Guarantor hereby agrees, jointly and severally with all other Subsidiary Guarantors, to unconditionally guarantee the Issuer's obligations under the Securities on the terms and subject to the conditions set forth in Article XI of the Indenture and to be bound by all other applicable provisions of the Indenture.

      2. RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURES PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

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      3. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

      4. TRUSTEE MAKES NO REPRESENTATION. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

      5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

      6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not effect the construction thereof.

      IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

                                          PRODUCERS MARKETING LTD.


                                          By: /s/ W. F. Bauer
                                             -------------------------------
                                          Name:  W.F. Bauer
                                          Title: Vice President, Marketing


                                          PRODUCERS MARKETING LTD.


                                          By: /s/ R.E. Pratt
                                             -------------------------------
                                          Name:  R.E. Pratt
                                          Title: Secretary

                                          CANADIAN FOREST OIL LTD.


                                          By: /s/ Joan C. Sonnen
                                             -------------------------------
                                          Name:  Joan C. Sonnen
                                          Title: Vice President and Secretary


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                                          CANADIAN FOREST OIL LTD.


                                          By: /s/ R.E. Pratt
                                             -------------------------------
                                          Name:  R.E. Pratt
                                          Title: Vice President-Finance

                                          FOREST OIL CORPORATION


                                          By: /s/ David H. Keyte
                                             -------------------------------
                                          Name:  David H. Keyte
                                          Title: Executive Vice President


                                          FOREST OIL CORPORATION


                                          By: /s/ Donald H. Stevens
                                             -------------------------------
                                          Name:  Donald H. Stevens
                                          Title: Vice President and Treasurer


                                          STATE STREET BANK AND TRUST
                                          COMPANY, as Trustee


                                          By: /s/ Kathy A. Larimore
                                             -------------------------------
                                          Name:  Kathy A. Larimore
                                          Title: A.V.P.

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